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                                                                   EXHIBIT 23.8

                             ACCOUNTANT'S CONSENT

The Shareholders and Board of Directors
Skoglund Communications of St. Cloud, Inc. and Skoglund Communications, Inc.:

We consent to use of our report dated February 2, 1996, related to the combined financial statement of Skoglund Communications, Inc. and Skoglund Communications of St. Cloud, Inc. included herein, and to the reference to our firm under the heading "Experts" in this Registration Statement (No. 333-28489) and related Prospectus.

                                          McGladrey & Pullen, LLP
Duluth, Minnesota

July 18, 1997